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                                                                   Exhibit 16.1





December 18, 1996



Mr. Charles J. Cashion
Vice President, Finance, Secretary and Treasurer
The Immune Response Corporation
5935 Darwin Court
Carlsbad, California 92008


Dear Mr. Cashion:


This is to confirm that the client-auditor relationship between The Immune Response Corporation (Commission File Number 0-18006) and Ernst & Young LLP has ceased.

                                                               Very truly yours,
                                                               Ernst & Young LLP





cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 11-3
      450 Fifth Street, N.W.
      Washington, DC 20549





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